Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $400,000,000 aggregate principal amount of 1.875% Senior Notes due 2018 and $900,000,000 aggregate principal amount of 3.250% Senior Notes due 2023, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-187493) filed on March 25, 2013, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$176,935
Accounting Fees and Expenses	40,000
Printing Expenses	50,000
Legal Fees and Expenses	160,000
Blue Sky Fees and Expenses	5,000
Miscellaneous Expenses	1,568,065
Total	$2,000,000